Exhibit 99.1

Indaptus Therapeutics Reports First Quarter 2026 Financial Results and Provides Corporate Update

NEW YORK (May 15, 2026) – Indaptus Therapeutics, Inc. (Nasdaq: INDP) (“Indaptus” or the “Company”), a clinical-stage biotechnology company, today announced financial results for the first quarter ended March 31, 2026, and provided a strategic corporate update.

Junyi Dai, Indaptus Therapeutics’ Chief Executive Officer and Chairman of the Board, commented, “Following recent changes in executive management, the Company has conducted a review of its development programs, operating resources and ongoing corporate initiatives. While this transition period involves certain operational and organizational adjustments, the Company remains focused on supporting and advancing its therapeutic and research activities.”

“Currently we are evaluating our Decoy platform, including its preclinical data and underlying scientific rationale, as we assess its potential relevance to the Company’s ongoing therapeutic, immunological and translational research activities. As part of this process, we believe it is prudent to reassess the Company’s development priorities, operating initiatives and resource allocation considerations,” Mr. Dai commented.

Key Highlights

● Executive management transition. Recent changes in executive management have resulted in a transition period during which certain operational and organizational adjustments are underway. The Company continues to evaluate operational priorities, ongoing corporate initiatives and resource allocation matters.
● Corporate and development evaluation activities. The Company continues to evaluate corporate initiatives, research activities and potential development opportunities intended to support the Company’s long-term operational and therapeutic objectives. Any such activities will be assessed based on scientific validation, clinical and regulatory considerations, resource availability and overall development planning.
● Preferred stock conversion completed. During the first quarter of 2026, all outstanding shares of the Company’s Series AA Preferred Stock and Series AAA Preferred Stock were converted into shares of common stock.

Financial Highlights for the First Quarter Ended March 31, 2026

Research and development expenses for the three months ended March 31, 2026 were approximately $0.5 million, a decrease of approximately $2.3 million from approximately $2.8 million in the three months ended March 31, 2025. The change was primarily due to a decrease of approximately $1.9 million in clinical costs related to the Company’s Phase 1 study, as well as a decrease of approximately $0.4 million in payroll and related expenses due to reductions in headcount and base salaries.

General and administrative expenses for the three months ended March 31, 2026 were approximately $1.7 million, a decrease of approximately $0.1 million, or 5%, from approximately $1.8 million for the three months ended March 31, 2025. The decrease was primarily attributable to a decrease in certain expenses related to operating as a public company and the transition of management.

Net loss for the three months ended March 31, 2026 was approximately $2.5 million, compared with a net loss of approximately $4.5 million for the three months ended March 31, 2025. Loss per share for the three months ended March 31, 2026 was approximately $0.23, compared with approximately $9.11 for the three months ended March 31, 2025. The change in our other income (expense)was approximately $0.4 million and consists primarily of the warrant repricing as well as income earned on the Company’s cash and cash equivalent accounts. All share and per-share amounts have been retroactively adjusted to reflect the Company’s one-for-twenty-eight reverse stock split effected on June 27, 2025.

As of March 31, 2026, the Company had cash and cash equivalents of approximately $1.5 million, compared with approximately $8.5 million as of December 31, 2025. The Company will need to raise additional capital to support its business objectives, and there can be no assurance that such financing will be available on acceptable terms, or at all. The Company continues to assess financing alternatives and strategic options that would support its corporate strategy.

Net cash used in operating activities was approximately $7.0 million for the three months ended March 31, 2026, compared with net cash used in operating activities of approximately $5.0 million for the three months ended March 31, 2025. The increase in net cash used in operating activities was primarily attributable to a decrease in accounts payable and other current liabilities, partially offset by a decrease in net loss.

There was no net cash provided by financing activities during the three months ended March 31, 2026, compared with net cash provided by financing activities of approximately $3.2 million for the three months ended March 31, 2025, which was primarily provided by the issuance and sale of common stock and warrants in the January 2025 financing and the issuance and sale of common stock under the Company’s standby equity purchase agreement.

About Indaptus Therapeutics

Indaptus Therapeutics is a clinical biotechnology company developing a novel and patented systemically-administered anti-cancer and anti-viral immunotherapy. The Company’s approach is based on the hypothesis that efficient activation of both innate and adaptive immune cells and associated anti-tumor and anti-viral immune responses requires a multi-targeted package of immune system-activating signals that can be administered safely intravenously. The Company’s patented technology is composed of single strains of attenuated and killed, non-pathogenic, Gram-negative bacteria designed to have reduced i.v. toxicity, but largely uncompromised ability to prime or activate many of the cellular components of innate and adaptive immunity.

The Company is currently reassessing its development priorities, operating initiatives and resource allocation considerations as part of its ongoing review of corporate and research activities. The Company expects that any future development or collaborative opportunities under evaluation will be assessed based on scientific validation, clinical and regulatory considerations, resource availability and overall development planning.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act . These include statements regarding management’s expectations, beliefs and intentions regarding, among other things, the sufficiency of the Company’s cash and cash equivalents to fund its ongoing activities; the Company’s ability to raise additional capital; the Company’s plans regarding Decoy20, the Combination Study and any future clinical development activities; the Company’s strategic review and potential strategic transactions, including a potential investment in or acquisition of an operating business; the Company’s appointment of a scientific consultant and potential immunotherapy-related business area; and the anticipated effects and development potential of the Company’s product candidates, including Decoy20.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or “anticipate,” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause the Company’s actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to: the Company’s limited operating history; conditions and events that raise substantial doubt regarding the Company’s ability to continue as a going concern; the need for, and the Company’s ability to raise, additional capital given its lack of current cash flow; the Company’s clinical and preclinical development activities, which involve lengthy and expensive processes with uncertain outcomes; the Company’s decision to discontinue further enrollment in the Combination Study and not currently plan a new clinical trial; the Company’s ability to identify, evaluate and complete any strategic transaction; risks related to management transition and associated operational and governance uncertainties；the Company’s ability to successfully develop or commercialize Decoy20 or any future product candidates; reliance on third parties to conduct preclinical studies, clinical trials and manufacturing activities; competition from other product candidates and technologies; the Company’s ability to adequately protect its proprietary or licensed technology; compliance with healthcare, securities and other applicable laws and regulations; information technology system failures, cyberattacks or deficiencies in cybersecurity; and unfavorable global economic conditions.

These and other important factors discussed under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, and in the Company’s other SEC filings, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included herein. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

Contact: investors@indaptusrx.com

INDAPTUS THERAPEUTICS, INC.

Unaudited Condensed Consolidated Balance Sheets

	As of March 31,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,497,635	$8,507,628
Prepaid expenses and other current assets	683,221	802,540

Total current assets	$2,180,856	$9,310,168

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$932,999	$6,158,575

Total current liabilities	932,999	6,158,575

Commitments and contingencies (Note 7)

Stockholders’ equity:
Common stock: $0.01 par value, 1,000,000,000 and 200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 113,242,324 shares issued and outstanding as of March 31, 2026 and 2,167,324 shares issued and outstanding as of December 31, 2025	1,132,424	21,674
Preferred stock: $0.01 par value, 5,000,000 shares authorized as of March 31, 2026 and December 31, 2025; no shares issued and outstanding as of March 31, 2026 and 1,000,000 shares issued and outstanding as of December 31, 2025	-	10,000
Additional paid in capital	83,944,602	84,408,018
Accumulated deficit	(83,829,169)	(81,288,099)

Total stockholders’ equity	1,247,857	3,151,593

Total liabilities and stockholders’ equity	$2,180,856	$9,310,168

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2026	2025

Operating expenses:
Research and development	$491,134	$2,810,840
General and administrative	1,668,454	1,761,719

Total operating expenses	2,159,588	4,572,559

Loss from operations	(2,159,588)	(4,572,559)

Other income (expense):
Warrant repricing	(410,154)	-
Other income, net	28,672	40,129

Total other income (expense), net	(381,482)	40,129

Net loss	$(2,541,070)	$(4,532,430)

Net loss available to common shareholders per share of common stock, basic and diluted*	$(0.23)	$(9.11)

Weighted average number of shares used in calculating net loss per share, basic and diluted*	10,956,650	497,794

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(2,541,070)	$(4,532,430)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	227,180	240,891
Warrant repricing	410,154	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	119,319	7,346
Accounts payable and other current liabilities	(5,225,576)	(762,338)
Operating lease right-of-use asset and liability, net	-	(596)

Net cash used in operating activities	(7,009,993)	(5,047,127)

Cash flows from financing activities:
Proceeds from issuance of shares of common stock and warrants	-	3,482,650
Issuance costs	-	(331,255)

Net cash provided by financing activities	-	3,151,395

Net change in cash and cash equivalents	(7,009,993)	(1,895,732)

Cash and cash equivalents, beginning of period	8,507,628	5,786,753

Cash and cash equivalents, end of period	$1,497,635	$3,891,021

Noncash investing and financing activities:
Transaction costs in accounts payable and other current liabilities	$-	$5,000
Issuance of commitment shares*	$-	$109
Conversion of Series AA and Series AAA preferred stock	$1,100,000	$-

*	Retroactively restated for one-for-twenty-eight share consolidation on June 27, 2025.